UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2008, the Board of Directors of The Goodyear Tire & Rubber Company ("Goodyear") elected Thomas A. Connell as Vice President and Controller, effective immediately. Mr. Connell succeeds Richard J. Noechel, who will become Vice President, Finance of Goodyear’s North American Tire business, also effective immediately.

Mr. Connell, 59, joined Goodyear in September 2003 as Vice President and Controller and has been Vice President and Chief Information Officer since March 2008. Mr. Connell will be Goodyear’s principal accounting officer and will continue to be responsible for Goodyear’s information technology function. Prior to joining Goodyear, Mr. Connell served in various financial positions with TRW Inc. from 1979 to June 2003, most recently as its Vice President and Corporate Controller.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

December 12, 2008	By:	Darren R. Wells

Name: Darren R. Wells
Title: Executive Vice President and Chief Financial Officer